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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------



                                   FORM 8-K


                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): November 14, 1997





                       SILICON STORAGE TECHNOLOGY, INC.
             (Exact name of Company as specified in its charter)





                        COMMISSION FILE NUMBER 0-26944


           CALIFORNIA                                           77-0225590
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                1171 SONORA COURT, SUNNYVALE, CA        94086
             (Address of principal executive offices)  (Zip code)


       Company's telephone number, including area code:  (408) 735-9110



                                Not applicable
        (Former name or former address, if changed since last report.)

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Item 5. Other Events.

On November 14, 1997, Intel Corporation ("Intel") sued the Company in U.S. District Court for the District of Delaware. Intel's complaint alleges that the Company, by making, using and selling devices, is willfully infringing four U.S. patents owned by Intel. Regarding each of these patents, Intel seeks a judgement that the Company has infringed on the patent, an injunction prohibiting further infringement, an accounting of all damages caused by the alleged infringement, treble the amount of damages caused by the alleged infringement and attorney's fees, costs and expenses. The Company believes that the allegations in the Intel complaint are without merit and intends to vigorously defend itself against such action. The Federal Trade Commission has initiated contact with the Company to gather information about the case.




                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SILICON STORAGE TECHNOLOGY, INC


Dated: November 26, 1997             By:   /s/ Bing Yeh
                                           ------------
                                           Bing Yeh
                                           President and Chief Executive Officer